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                                                                       EXHIBIT h

                           NUVEEN SENIOR INCOME FUND

                    1,840 TAXABLE AUCTIONED PREFERRED SHARES

                             UNDERWRITING AGREEMENT

                                         May    , 2000


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     Nuveen Senior Income Fund, a Massachusetts business trust (the "Fund"), proposes to issue and sell to the underwriters named in Schedule 1 hereto (the "Underwriters") an aggregate of 1,840 preferred shares of beneficial interest, par value $0.01 per share, designated Taxable Auctioned Preferred Shares, Series of the Fund, each with a liquidation preference of $25,000 per share (collectively, the "TAPS").

     Nuveen Senior Loan Asset Management Inc., a Delaware corporation (the "Investment Adviser") and a wholly-owned subsidiary of The John Nuveen Company, is the Fund's investment adviser pursuant to an Investment Management Agreement by and between the Fund and the Investment Adviser, dated as of October 19, 1999 (the "Investment Management Agreement"). In addition, the Fund and the Investment Adviser have entered into an Expense Reimbursement Agreement, dated as of October 19, 1999 (the "Expense Reimbursement Agreement") and a Subscription Agreement dated as of October 12, 1999 (the "Subscription Agreement"). Chase Bank of Texas, National Association acts as the custodian (the "Custodian") of the Fund's cash and portfolio assets pursuant to a Custody Agreement between the Fund and the Custodian, effective as of October 26, 1999 (the "Custody Agreement"). The Chase Manhattan Bank will act as the Fund's transfer agent and dividend disbursing agent (the "Transfer Agent") pursuant to a transfer agency agreement between the Fund and the Transfer Agent, dated as of October 26, 1999 (the "Transfer Agency Agreement"). The Investment Adviser has entered into a letter agreement relating to pricing services (the "Pricing Services Agreement") dated as of October 26, 1999 with DLJ Capital Funding, Inc. Deutsche Bank Group will act as the Trust's auction agent (the "Auction Agent") pursuant to an Auction Agency Agreement, dated as of May , 2000 (the "Auction

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Agency Agreement"). The Fund has entered into a Letter Agreement, dated as of
May , 2000 with the Depository Trust Company (the "DTC Agreement").

     The Fund and the Investment Adviser each hereby confirms as follows their agreements with the Underwriters.

     1. Sale and Purchase; Compensation

         (a) The Fund will issue and sell to each Underwriter, and each Underwriter will purchase from the Fund, the number of TAPS set forth opposite such Underwriter's name in Schedule 1 hereto, at the purchase price of $24,750 per share.

         (b) The obligations of the Underwriters under this Underwriting Agreement are several and not joint and are undertaken on the basis of the representations and are subject to the conditions set forth in this Underwriting Agreement.

     2. Payment and Delivery. Delivery by the Fund of the TAPS to the Underwriters against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to the Fund for the TAPS, will take place at the offices of Vedder, price, Kaufman & Kammholz, 222 N. LaSalle St., Chicago, Illinois, or such other location as is agreed upon by the parties hereto, or through the facilities of the Depository Trust Company or another mutually agreeable facility, at 9:00 a.m., central standard time, on the third business day following the date of this Underwriting Agreement, or at such time on such other date, not later than ten business days after the date of this Underwriting Agreement, as may be agreed upon by the Fund and the PaineWebber Incorporated (the "Managing Representative") (the "TAPS Closing Date").

     A certificate evidencing each series of TAPS in definitive form and registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), shall be delivered by or on behalf of the Fund to DTC for the account of the Underwriters.

     3. Registration Statement and Prospectus; Public Offering. The Fund has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the published rules and regulations adopted by the Commission under the Securities Act (the "Securities Act Rules") and the Investment Company Act (the "Investment Company Act Rules"), a Notification of Registration on Form N-8A (the "Notification") pursuant to Section 8 of the Investment Company Act and a registration statement on Form N-2


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(File Nos. 333-   and 811-09571) relating to the TAPS (the "registration
statement"), including a preliminary prospectus (including any preliminary statement of additional information), and such amendments to such registration statement as may have been required to the date of this Underwriting Agreement. The preliminary prospectus (including any preliminary statement of additional information) is to be used in connection with the offering and sale of the TAPS. The term "Preliminary Prospectus" as used herein means any preliminary prospectus (including any preliminary statement of additional information) included at any time as a part of the registration statement and any advertisement or sales material deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 of the Securities Act Rules.

     The Fund has furnished the Managing Representative copies of such registration statement, each amendment to such registration statement filed by the Fund with the Commission and the Preliminary Prospectus filed by the Fund with the Commission or used by the Fund. If the registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including the forms of final prospectus (including any final statement of additional information), necessary to permit such registration statement to become effective will promptly be filed by the Fund with the Commission. If such registration statement has become effective and any prospectus (including any statement of additional information) contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules, a final prospectus (the "Rule 430A Prospectus") containing such omitted information will be filed by the Fund with the Commission in accordance with Rule 497(h) of the Securities Act Rules. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits, and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the prospectus (including any statement of additional information) in the form in which it is first filed with the Commission pursuant to Rule 497(b), (h) or (j) of the Securities Act Rules, as the case may be.

     The Fund and the Investment Adviser understand that the Underwriters propose to make a public offering of the TAPS, as described in the Prospectus, as soon after the Effective Date (or, if later, after the date this Underwriting Agreement is signed) as the Managing Representative deems advisable. The Fund confirms that the Underwriters and dealers have been authorized to distribute the Preliminary Prospectus relating to the TAPS included in Pre-Effective Amendment No. 1 of the registration statement and are authorized to distribute the Prospectus and any amendments or supplements thereto.


     4. Representations.


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     (a) Each of the Fund and the Investment Adviser jointly and severally represents to each Underwriter as follows:

                  (i) On (A) the Effective Date and the date on which the Prospectus is first filed with the Commission pursuant to Rule 497(b), (h) or
  (j) of the Securities Act Rules, as the case may be and (B) the date on which any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of
  (x) one year from the date of this Under writing Agreement or (y) the date on which the distribution of the TAPS is completed) became or becomes effective or any amendment or supplement to the Prospectus was or is filed with the Commission, the Registration Statement, the Prospectus and any such amendment or supplement thereto and the Notification complied or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules, as the case may be. On the Effective Date and on the date that any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the TAPS is completed) became or becomes effective, neither the Registration Statement nor any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading. At the Effective Date and, if applicable, the date the Prospectus or any amendment or supplement to the Prospectus was or is filed with the Commission and at the TAPS Closing Date, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations in this Section 4(a)(i) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters expressly for use in the Registration Statement, the Prospectus, or any amendments or supplements thereto, as described in Section 7(f) hereof.




                  (ii) The Fund has been duly formed, is validly existing as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust" under


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     the laws of The Commonwealth of Massachusetts; the Declaration of Trust of
     the Fund, as amended through the date hereof (the "Declaration of Trust") and the Statement Establishing and Fixing the Rights and Preferences of Taxable Auctioned Preferred Shares (the "Statement") confer upon the Fund full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund, and the Fund owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus. The Fund has no subsidiaries.

                  (iii) The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The common shares of beneficial interest of the Fund, par value $0.01 per share (the "Common Shares"), and the TAPS conform in all material respects to the description of them in the Prospectus. All the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except that shareholders of a Massachusetts business trust may in certain circumstances be held personally liable for its obligations). The TAPS to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except that shareholders of a Massachusetts business trust may in certain circumstances be held personally liable for its obligations). No person is entitled to any preemptive or other similar rights in connection with the issuance of the TAPS.

                  (iv) The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, and, subject to the filing of the Final Amendment, if not already filed, all action under the Securities Act, the Investment Company Act, the Securities Act Rules

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     and the Investment Company Act Rules, as the case may be, necessary to make the public offering and consummate the sale of the TAPS as provided in this Underwriting Agreement has or will have been taken by the Fund.

                  (v) The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Management Agreement, the Custody Agreement, the Transfer Agency Agreement, the Expense Reimbursement Agreement, the Subscription Agreement, the Auction Agency Agreement and the DTC Agreement (collectively, the "Fund Agreements") and to perform all of the terms and provisions hereof and thereof to be carried out by it and (A) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (B) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940 (the "Advisers Act"), the Investment Company Act Rules and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules"), as the case may be, and (C) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) with respect to this Underwriting Agreement, except as rights to indemnity hereunder may be limited by federal or state securities laws.

                  (vi) None of (A) the execution and delivery by the Fund of the Fund Agreements, (B) the issue and sale by the Fund of the TAPS as contemplated by this Underwriting Agreement and (C) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts or will conflict with, or results or will result in a breach of, the Declaration of Trust, the By-laws or the Statement of the Fund or a material breach of any material agreement or instrument to which the Fund is a party or by which the Fund is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund (which breach, either individually or in the aggregate, would have a material


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     adverse effect on the Fund), other than state securities or "blue sky" laws applicable in connection with the purchase and distribution of the TAPS by the Underwriters pursuant to this Underwriting Agreement.

                  (vii) The Fund is not currently in material breach of, or in material default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected.

                  (viii) No person has any right to the registration of any securities of the Fund because of the filing of the registration statement.

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (A) the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Fund (B) have been obtained under the Securities Act, the Securites Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act, the Advisers Act, the Securities Act Rules, the published rules and regulations adopted by the Commission under the Exchange Act (the "Exchange Act Rules"), the Investment Company Act Rules, and the Advisers Act Rules, and (C) may be required by the New York Stock Exchange or under state securities or "blue sky" laws, in connection with the purchase and distribution of the TAPS by the Underwriters pursuant to this Underwriting Agreement.

                  (x) KPMG LLP, whose report appears in the Prospectus, are independent public accountants with respect to the Fund as required by the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules.

                  (xi) The financial statements included in the Registration Statement and the Prospectus present fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise

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     noted in any footnotes thereto), the financial position of the Fund as of the dates and for the periods indicated.

                  (xii) The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xiii) Other than as set forth in the Prospectus, subsequent to the date of the unaudited financial statements in the Registration Statement and Prospectus up to the TAPS Closing Date, (A) the Fund has not incurred any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), or entered into any transactions, not in the ordinary course of business, that are material to the Fund, (B) there has not been any material change in the Common Shares or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Fund, that might materially and adversely affect the property or assets thereof, (C) there has been no dividend or distribution paid or declared in respect of any class of the Fund's shares of beneficial interest other than regularly scheduled dividends and distributions as disclosed in the prospectus relating to the common shares of the Fund, and (D) the Fund has not incurred any material debt or issued any senior security;

                  (xiv) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (A) could reasonably be expected to result in any material adverse change in the condition, financial or otherwise or business affairs of the Fund or could reasonably be expected to materially adversely affect the properties or assets of the Fund or (B) is of a

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     character required to be described in the Registration Statement or the
     Prospectus and is not so described as required; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

                  (xv) The Fund intends to direct the investment of the proceeds of the offering of the TAPS in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

                  (xvi) The Common Shares are listed on the New York Stock Exchange.

                  (xvii) The TAPS have been, or prior to the TAPS Closing Date will be, assigned a rating of "aaa" by Moody's Investors Services, Inc. ("Moody's).

                  (xviii) All advertisements and other sales literature (collectively, "sales materials") authorized in writing or prepared by the Fund for use in connection with the public offering of the TAPS complied and comply with the requirements of the Securities Act, the Securities Act Rules and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and no such sales materials contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made, including the Securities Act and the Securities Act Rules.

          (b) The Investment Adviser represents to each Underwriter as follows:

                  (i) The Investment Adviser has been duly formed, is validly existing as a corporation under the laws of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Investment Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good

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     standing would not have a material adverse affect on the Investment
     Adviser; and the Investment Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus except those the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Investment Adviser.

                  (ii) The Investment Adviser is (A) duly registered as an investment adviser under the Advisers Act and (B) not prohibited by the Advisers Act, the Investment Company Act, the Advisers Act Rules or the Investment Company Act Rules from acting as the investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement and the Prospectus.

                  (iii) The Investment Adviser has full power and authority to enter into each of this Underwriting Agreement, the Investment Management Agreement, the Expense Reimbursement Agreement, the Subscription Agreement and the Pricing Services Agreement (together, such agreements being referred to as the "Investment Adviser Agreements") and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Investment Adviser Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser; none of the Investment Adviser Agreements violate in any material respect any of the applicable provisions of the Investment Company Act, the Advisers Act, the Investment Company Act Rules and the Advisers Act Rules; and assuming due authorization, execution and delivery by the other parties thereto, each Investment Adviser Agreement constitutes a legal, valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) with respect to this Under writing Agreement, except as rights to indemnity hereunder may be limited by federal or state securities laws.

                  (iv) Neither (A) the execution and delivery by the Investment Adviser of any Investment Adviser Agreement by the Investment Adviser nor
     (B) the consummation by the Investment


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     Adviser of the transactions contemplated by, or the performance of its obligations under any Investment Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, the Certificate of Incorporation or By-Laws of the Investment Adviser or any material agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser which conflict or breach, either individually or in the aggregate, would have a material adverse effect on the Investment Adviser.

                  (v) No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Adviser of its obligations under, any Investment Adviser Agreement, as the case may be, except such as (A) have been obtained under the Investment Company Act, the Advisers Act, the Securities Act, the Investment Company Act Rules, the Advisers Act Rules and the Securities Act Rules, and (B) may be required under state securities or "blue sky" laws, in connection with the purchase and distribution of the TAPS by the Underwriters pursuant to this Underwriting Agreement.

                  (vi) The description of the Investment Adviser and its business, and the statements attributed to the Investment Adviser, in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules and, with respect to the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                  (vii) Except as set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Adviser, threatened, against or affecting the Investment Adviser of a nature required to be disclosed in the Registration Statement or Prospectus or that could reasonably be

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     expected to result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Adviser or the ability of the Investment Adviser to fulfill its respective obligations under any Investment Adviser Agreement.

                  (viii) In the event that the Fund or the Investment Adviser makes available any sales materials or other promotional materials in connection with the public sale of the TAPS intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Investment Adviser will install and maintain pre-qualification and password-protection or similar procedures which are designed and reasonably expected to effectively prohibit access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

                  5. Agreements of the Parties.

                         (a) If the registration statement relating to the TAPS
has not yet become effective, the Fund will promptly file the Final Amendment, if not previously filed, with the Commission, and will use its commercially reasonable best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representative when the Registration Statement or any amendment thereto has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules, the Fund will file a 430A Prospectus pursuant to Rule 497(h) of the Securities Act Rules as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the TAPS or the date the Prospectus is first used after the Effective Date. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or (j) of the Securities Act Rules as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Date or the commencement of the public offering of the TAPS after the Effective Date. In either case, the Fund will provide the Managing Representative satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which distribution of the TAPS is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representative a reasonable time before its filing and the


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     Managing Representative has not objected to it in writing within a reasonable time after receiving the copy.

                  (b) For the period of three years from the date hereof, the Fund will advise the Managing Representative promptly (1) of the issuance by the Commission of any order in respect of the Fund or the Investment Adviser which relates to the Fund, or which relates to any material arrangements or proposed material arrangements involving the Fund or the Investment Adviser, (2) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, the suspension of the qualification of the TAPS for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (3) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (4) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

                  (c) If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representative, without charge, a signed copy of the registration statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the TAPS is completed) to either the Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the registration statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the TAPS is completed) (excluding exhibits) as the Managing Representative may reasonably request.

                  (d) During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Underwriters and any dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances existing when such Prospectus is delivered to a purchaser of TAPS, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Investment Company Act, the Securities Act Rules or the Investment Company Act Rules, the Fund promptly will prepare, submit to the Managing Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representative will furnish to the Fund) to whom TAPS may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances existing when such Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

                  (e) The Fund will make generally available to holders of the Fund's securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement, if applicable, satisfying the provisions of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 of the Securities Act Rules.

                  (f) The Fund will take such actions as the Managing Representa tive reasonably requests in order to qualify the TAPS for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Managing Representative reasonably designates; provided that the Fund shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  (g) The Fund will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Fund's counsel and accountants in connection with the registration of the TAPS and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Underwriting Agreement and any other documents in connection with the offering, purchase, sale and delivery of the TAPS (including advertising expenses of the Underwriters, if any); (iii) the cost of preparing share certificates; (iv) the expenses (including, but not limited to, travel, hotels and other accommodations) incurred by the Fund's or the Investment Adviser's directors, officers, employees and other personnel in connection with meetings held with registered brokers in connection with the offering of the TAPS, the preparing to market and the marketing of the TAPS; (v) any fees charged by securities rating services for rating the TAPS; (vi) the fees and expenses of DTC and its nominee, the Custodian and the Auction Agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for. It is understood, however, that, except as provided in this Section 5 and in
     Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes, if any, on resale of any of the TAPS by them, except any advertising expenses connected with any offers they may make.

                  (h) If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (1) if this Underwriting Agreement is terminated by (x) the Fund or the Investment Adviser pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or (y) the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Adviser to comply with any material terms or because any of the conditions in Section 6 are not satisfied, the Investment Adviser and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the TAPS (provided, however, that the Fund and the Investment Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (2) no Underwriter who has failed or refused to purchase the TAPS agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund and the Investment Adviser and the other Underwriters for damages occasioned by its default.

                  (i) Without the prior written consent of the Managing Represen tative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the Effective Date, except for the TAPS as described in the Prospectus and any issuances of Common Shares pursuant to the dividend reinvestment plan established by the Fund.

                  (j) The Fund will direct the investment of the net proceeds of the offering of the TAPS in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

                  (j) No later than the TAPS Closing Date, the Underwriters will provide, and will cause any selling group member to whom they have sold TAPS to provide, the Auction Agent with a list of the record names of the persons to whom they have sold TAPS, the number of TAPS sold to each such person, and the number of TAPS they are holding as of the TAPS Closing Date; provided that in lieu of thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the TAPS sold by such Underwriter.

                  6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the TAPS are subject to the accuracy on the date of this Underwriting Agreement, and on the TAPS Closing Date, of the representations of the Fund and the Investment Adviser in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund or the Investment Adviser or any of their respective officers in any certificate delivered to the Managing Representative or its counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Investment Adviser of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

                         (a) The registration statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b), (h) or (j), as the case may be, of the Securities Act Rules.

                         (b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representative.


                         (c) Since the dates as of which information is given in the Registration Statement and the Prospectus, (1) there must not have been any material change in the Common Shares, the TAPS or the liabilities of the Fund except as set forth in or contemplated by the Prospectus; (2) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund or the Investment Adviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Prospectus (other than, in the case of the Fund, as a result of changes in the markets for senior secured corporate loans generally); (3) the Fund must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement and Prospectus; and (4) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the judgment of the Managing Representative, any such development referred to in clause
     (1), (2), (3) or (4) of this paragraph (c) makes it impracticable or inadvisable to consummate the sale and delivery of the TAPS pursuant to this Underwriting Agreement by the Underwriters, at the initial public offering price of the TAPS.

                  (d) The Managing Representative must have received on the TAPS Closing Date a certificate, dated such date, of the President or a Vice-President and the chief financial or accounting officer or controller or treasurer of each of the Fund and the Investment Adviser certifying that
     (1) the signers have carefully examined the Registration Statement, the Prospectus, and this Underwriting Agreement, (2) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (3) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser), which change would materially and adversely affect the ability of the Fund or the Investment Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement or the Investment Advisory Agreement, whether or not arising from transactions in the ordinary course of business (other than, with respect to the certificates from such Fund officers, as a result of changes in the markets for senior secured corporate loans generally), (4) with respect to the Fund only, to the knowledge of such officers, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the TAPS or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (5) to the knowledge of the officers of the Investment Adviser, after reasonable investigation, no order having a material adverse effect on the ability of the Investment Adviser to fulfill its obligations under this Underwriting Agreement or the Investment Advisory Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and (6) each of the Fund

     (with respect to the certificates from such Fund officers) and the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by the TAPS Closing Date (to the extent not waived in writing by the Managing Representative).

                  (e) The Underwriters must receive on the TAPS Closing Date the opinions dated such date substantially in the form of Annexes A and B to this Underwriting Agreement from the counsel identified in each such Annex.

                  (f) The Underwriters must receive on the TAPS Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP and its affiliated entities, their counsel, an opinion dated such date with respect to the Fund, the TAPS, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the TAPS. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are satisfactory in all respects to the Managing Representative. The Fund and the Investment Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

                  (g) The Underwriters must receive on the date this Underwriting Agreement is signed and delivered by the Underwriters a signed letter, dated such date, substantially in the form of Annex C to this Underwriting Agreement from the firm of accountants designated in such Annex. The Underwriters also must receive on the TAPS Closing Date a signed letter from such accountants, dated as of such date, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before such date, that would require any change in their letter referred to in the foregoing sentence.

                  (h) The TAPS shall have been accorded a rating of "aaa" by Moody's and a letter to such effect, dated the TAPS Closing Date, shall have been delivered to the Managing Representative.

                  (i) As of the TAPS Closing Date and assuming the receipt of the net proceeds from the sale of the TAPS, the 1940 Act TAPS Asset Coverage and the TAPS Basic Maintenance Amount (each as defined in the Prospectus) each will be met.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

          7. Indemnification and Contribution.

                  (a) Each of the Fund and the Investment Adviser, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in compliance herewith) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which such Underwriter or any such person, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales materials, or any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Prospectus, or in any application or other document executed by or on behalf of the Fund or based on written information furnished by or on behalf of the Fund filed in any jurisdiction in order to qualify the TAPS under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state, in any or all such documents, a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the TAPS or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that neither of the Fund nor the Investment Adviser shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such indemnified party through its gross negligence, bad faith or willful misconduct); provided that neither the Fund nor the Investment Adviser will be liable to the extent that such losses, claims, liabilities, expenses or damages arise from the sale of the TAPS in the public offering to any person by an underwriter, including an Underwriter, pursuant to this Agreement and are based on an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Fund by the Managing Representative on behalf of Underwriters expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus or (2) if a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, unless such failure to deliver such Prospectus was a result of noncompliance by the Fund with
     Section 5(d) hereof or (3) made in any preliminary prospectus which untrue statement or omission or alleged untrue statement or omission was corrected in all material respects in the Prospectus (as then amended or supplemented) if the Fund and/or the Investment Adviser, as the case may be, shall sustain the burden of proving that the Underwriters sold TAPS to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Fund had previously furnished copies thereof to the Underwriters in accordance with this Agreement, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Fund and the Investment Adviser might otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Fund and the Investment Adviser, each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each trustee of the Fund and each officer of the Fund who signs the Registration Statement to the same extent as the foregoing indemnity from the Fund or the Investment Adviser to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Fund by such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or Prospectus. This indemnity will be in addition to any liability that such Underwriter might otherwise have; provided, however, that in no case shall such Underwriter be liable or responsible hereunder for any amount in excess of the fees and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. Subject to the requirements of Investment Company Act Release No. 11330, all such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of such indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability to such claimants arising or that may arise out of such claim, action or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is applicable but for any reason is held to be unavailable from the Fund, the Investment Adviser, or the Underwriters, the Fund, the Investment Adviser and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement (in compliance herewith) of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund and the Investment Adviser from persons other than the Underwriters, such as persons who control the Fund and the Investment Adviser within the meaning of the Securities Act or the Exchange Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who may also be liable for contribution) to which the Fund, the Investment Adviser and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other. The relative benefits received by the Fund and the Investment Adviser (treated jointly for this purpose as one person) on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total fees and commissions received by the Underwriters. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only such relative benefits referred to in the foregoing sentence but also the relative fault of the Fund and the Investment Adviser (treated jointly for this purpose as one person) on the one hand and the Underwriters on the other hand in connection with respect to the statements or omissions or alleged statements or omissions that resulted in the losses, claims, liabilities, expenses or damages (including any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as well as any other relevant equitable considerations appropriate in the circumstances. Such relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Investment Adviser or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
     Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage , or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the fees and commissions received by them and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each trustee of the Fund and each officer of the Fund who signed the Registration Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld). The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of TAPS set forth opposite their names in Schedule 1 (or such number of TAPS as determined pursuant to Section 9 hereof) and not joint.

                  (e) Notwithstanding any other provisions in this Section 7, no person shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of such person's reckless disregard of such person's obligations and duties hereunder.

                  (f) The Fund and the Investment Adviser acknowledge that the statements with respect to (1) the sales load with respect to the sale of the TAPS as set forth on the cover page of the Prospectus and (2) the (i) list of Underwriters and the number of TAPS allocated to each and (ii) the disclosure in the first two paragraphs under the caption "Underwriting" in the Prospectus, constitute the only information furnished in writing to the Fund by the Managing Representative on behalf of the Underwriters expressly for use in such document. The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of the Underwriters severally for use in the Prospectus.

                  8. Termination. This Underwriting Agreement may be terminated by the Managing Representative by notifying the Fund at any time:

                         (a) before the later of the effectiveness of the Registration Statement and the time when any of the TAPS are first generally offered pursuant to this Underwriting Agreement by the Managing Representative to dealers by letter or telegram;

                         (b) at or before the TAPS Closing Date if, in the sole judgment of the Managing Representative, payment for and delivery of any TAPS is rendered impracticable or inadvisable because (1) trading in the TAPS or the Common Shares of the Fund is suspended by the Commission or trading in the Common Shares is suspended by the principal exchange that lists the Common Shares, (2) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, or, (3) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (4) a general banking moratorium has been established by U.S. federal or New York authorities or (5) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representative, impracticable or inadvisable to market the TAPS on the terms and in the manner contemplated by the Prospectus; or

                         (c) at or before the TAPS Closing Date, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

                  9. Substitution of Underwriters. If one or more of the Underwriters fails to purchase on the TAPS Closing Date the TAPS agreed to be purchased on such date by such Underwriter or Underwriters and this Underwriting Agreement has not been terminated, the Managing Representative may find one or more substitute underwriters to purchase such TAPS or make such other arrangements as the Managing Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such TAPS in such proportions as may be approved by the Managing Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after such date, and

                         (a) the number of TAPS to be purchased by the defaulting Underwriters on the TAPS Closing Date does not exceed 10% of the TAPS that the Underwriters are obligated to purchase on the TAPS Closing Date, each of the nondefaulting Underwriters will be obligated to purchase such TAPS on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

                         (b) the number of TAPS to be purchased by the defaulting Underwriters on the TAPS Closing Date exceeds 10% of the TAPS to be purchased by all the Underwriters on such date, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representative to purchase such TAPS on the terms set forth in this Underwriting Agreement.

                  In any such case, either the Managing Representative or the Fund will have the right to postpone the TAPS Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or the Prospectus) may be effected by the Managing Representative and the Fund. If the number of TAPS to be purchased on such TAPS Closing Date by such defaulting Underwriter or Underwriters exceeds 10% of the TAPS that the Underwriters are obligated to purchase on such date, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the TAPS that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Adviser, except as provided in Sections 5(g) and 7 hereof. This Section 9 will not affect the liability of any defaulting Underwriter to the Fund or the Adviser or the nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

                  10. Miscellaneous.

                  (a) The reimbursement, indemnification and contribution agreements in Sections 5(g) and 7 hereof and the representations of the Fund, the Investment Adviser and the Underwriters in this Underwriting Agreement will remain in full force and effect regardless of any termination of this Underwriting Agreement. The reimbursement, indemnification and contribution agreements in Sections 5(g) and 7 hereof and the representations and agreements of the Fund, the Investment Adviser and the Underwriters in this Underwriting Agreement shall survive the TAPS Closing Date and shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Fund, the Investment Adviser or any controlling person and delivery of and payment for the TAPS.

                  (b) This Underwriting Agreement is for the benefit of the Underwriters, the Fund, the Investment Adviser and their successors and assigns, and, to the extent expressed in this Underwriting Agreement, for the benefit of persons controlling any of the Underwriters, the Fund, the Investment Adviser and directors and officers of the Fund, the Investment Adviser, and their respective successors and assigns, and no other person, partnership, association or corporation will acquire or have any right under or by virtue of this Underwriting Agreement. The term "successors and assigns" does not include any purchaser of the TAPS from any Underwriter merely because of such purchase.

                  (c) All notices and communications under this Underwriting Agreement will be in writing, effective only on receipt and mailed or delivered, by messenger, facsimile transmission or otherwise, to the Underwriters in care of PaineWebber Incorporated, Attn.: Financial Institutions Group, 1285 Avenue of the Americas, New York, New York 10019, to the Fund or the Investment Adviser at 333 West Wacker Drive, Chicago, Illinois 60606, Attn.: Chief Legal Officer.

                  (d) This Underwriting Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

                  (e) This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof (except Section 10(f) below, which will be governed by Massachusetts law).

                  (f) A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund and that the obligations of the Fund arising out of this Underwriting Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but are binding only upon the assets and properties of the Fund.

                  All representations, warranties, and agreements of the Fund and the Investment Adviser contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the TAPS hereunder.

                  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The Fund, the Investment Adviser and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Managing Representative, the Fund and the Investment Adviser.

          Please confirm that the foregoing correctly sets forth the agreement among the Fund, the Investment Adviser and the several Underwriters.

                                Very truly yours,

                                Nuveen Senior Income Trust

                                By:
                                   -------------------------------
                                   Name:   Gifford R. Zimmerman
                                   Title:  Vice President

                                Nuveen Senior Loan Asset Management Inc.

                                By:
                                   -------------------------------
                                   Name: Alan G. Berkshire
                                   Title: Vice President


Confirmed:
PaineWebber Incorporated
     As Managing Representative of the Underwriters
     c/o PaineWebber Incorporated
     1285 Avenue of the Americas
     New York, New York  10019

By:  PaineWebber Incorporated

By:                                     Acting on behalf of itself and
     -------------------------          and the Underwriters named in Schedule 1
  Name:  Todd A. Reit
  Title: Director

                                   SCHEDULE 1

                                                      NUMBER OF TAPS
NAME                                                  TO BE PURCHASED

PaineWebber Incorporated
                   Total

                                                                         ANNEX A



                              Form of VPKK Opinion


                                               , 2000


PAINE WEBBER INCORPORATED
[Underwriters]
c/o PAINE WEBBER INCORPORATED
         1285 Avenue of the Americas
         New York, New York 10019

Ladies and Gentlemen:

         We have acted as counsel to Nuveen Senior Income Fund (the "Fund"), in
connection with (i) the authorization of         shares and the issuance and
sale by the Fund of        shares of the Fund's Series     Taxable Auctioned
Preferred Shares, par value $.01 per share, with a liquidation preference of $25,000 per share (the "Shares"), pursuant to the Underwriting Agreement dated
          , 2000, (the "Underwriting Agreement"), by and among you (the "Underwriters"), the Fund and Nuveen Senior Loan Asset Management, Inc. (the "Adviser"), and (ii) the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"). This opinion is provided to you pursuant to
Section     of the Underwriting Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement.

         In rendering this opinion, we have examined:

                  a.       the Underwriting Agreement;

                  b. the Declaration of Trust (the "Declaration") and By-Laws ("By-Laws") of the Fund, including all amendments thereto (collectively, the "Organizational Documents");

                  c. the Fund's registration statement on Form N-2 (Registration
Nos. 333-      and 811-     ) and pre-effective amendments No. 1 and No. 2
thereto, as filed with the Securities and Exchange Commission (the "Commission") (such registration statement as finally amended at the time it became effective under the 1933 Act, being herein referred to as the "Registration Statement"), the exhibits to the Registration Statement as filed with the Commission, and the prospectus and statement of additional information included in the Registration Statement in the

VEDDER PRICE
Page 2


form filed by the Fund pursuant to the Rules and Regulations (herein referred to collectively as the "Prospectus");

         d. the Fund's Statement Establishing and Fixing the Rights and Preferences of the Shares (the "Statement");

         e. the Auction Agency Agreement, the Investment Management Agreement, the Custodian Agreement, and the Fund Accounting Agreement (collectively, the "Fund Agreements") and the Letter of Representations relating to the Shares;

         f. a copy, certified by the Secretary of the Fund, of the minutes of
the meeting of the Board of Trustees of the Fund held on       and       , at
which all Trustees were present and at which they unanimously adopted resolutions to authorize the Statement, the issuance and sale of the Shares and the execution, delivery and performance of the Underwriting Agreement and the Fund Agreements;

         g. the certificates and documents being delivered on the date hereof at the closing of the sale of the Shares pursuant to the Underwriting Agreement; and

         h. such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items (a) - (e) are referred to herein collectively as the "Transaction Documents").

    In examining the Transaction Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation) upon certificates and written statements of officers and employees of, and the accountants for, the Fund and of officers and employees of the Adviser and certain public officials. We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than the Fund) and is enforceable against each such party (other than the Fund) in accordance with its terms. With respect to matters based on our knowledge, our opinion is based on such information as has come to the actual attention of the attorneys in our firm who have represented the Fund in connection with the transactions contemplated by the Transaction Documents.

    We express no opinion as to the laws of any jurisdiction other than the federal law of the United States, and the laws of the States of Illinois (except that we express no opinion as to any choice of law provisions thereof) and the Commonwealth of Massachusetts. Insofar as this opinion pertains to matters involving the laws of the Commonwealth of Massachusetts, we are relying, with your consent, solely upon the opinion of Bingham Dana LLP, special Massachusetts counsel to the

VEDDER PRICE
Page 3


Fund, dated             , 2000, which is satisfactory in substance and form to
us and may be relied upon by us and by the Underwriters and counsel for the Underwriters.

         Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

              (1) The Fund is duly organized and existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest, commonly referred to as a "Massachusetts business trust, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendments or supplements to either of them), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or so qualify does not have a material, adverse effect on the condition (financial or other), business properties, net assets or results of operations of the Fund;

              (2) To the best of our knowledge, the Fund has no subsidiaries.

              (3) To the best of our knowledge, the capitalization of the Fund is as set forth in the Registration Statement. All of the outstanding common shares of the Fund have been duly authorized and validly issued, are fully paid and nonassessable, except that as set forth in the Registration Statement, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, and are free of any statutory preemptive or, to the best of our knowledge, similar rights that entitle any person to acquire any such shares upon the issuance thereof by the Fund pursuant to any agreement known to us to which the Fund is a party. No person is entitled to any preemptive or similar rights in connection with the issuance of the TAPS.

              (4) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, except that as set forth in the Registration Statement, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations. Except as set forth in the Declaration and the Statement, there are no restrictions upon the transfer of any Shares pursuant to the Declaration or By-Laws of the Fund or any agreement or other outstanding instrument to which the Fund is a party; and the certificate evidencing the Shares complies as to form with all requirements of Massachusetts law;

              (5) The Shares conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) and the shares of beneficial interest of the Fund conforms in all material respects to the description

VEDDER PRICE
Page 4


thereof in the Registration Statement and the Prospectus (and any amendment or supplement to either of them); and the authorized and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus;

              (6) The Registration Statement is effective under the 1933 Act and the 1940 Act; any required filing of the Prospectus pursuant to Rule 497 of the Rules and Regulations has been made within the time periods required by Rule 497; no stop-order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act has been issued and no proceeding for any such purpose has been instituted or is pending or to the best of our knowledge, threatened in writing by the Commission;

              (7) The Fund's notification of registration as an investment company under the 1940 Act on Form N-8A (the "1940 Act Notification"), the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective issue dates (except the financial statements and other financial data contained therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations;

              (8) The statements made in the Prospectus under the captions "The Auction" and "Description of TAPS", insofar as they purport to summarize the provisions of the Statement or other documents or agreements specifically referred to therein, constitute accurate summaries of the terms of such documents, in all material respects;

              (9) The statements made in the Prospectus under the caption "Prospectus Summary-Federal Income Taxes" and both captions entitled "Federal Taxation" and "Tax Matters", insofar as they constitute matters of law or legal conclusions, have been reviewed by us and constitute accurate statements of any such matters of law or legal conclusions, and fairly present the information called for with respect thereto by Form N-2, in all material respects;

              (10) To the best of our knowledge, there are no legal or governmental proceedings pending or threatened in writing against the Fund, or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (and any amendment or supplement to either of them), but are not described as required;

              (11) The Underwriting Agreement and the Fund Agreements have each been duly and validly authorized, executed and delivered by the Fund, each complies with all applicable provisions of the 1940 Act and the rules and regulations thereunder and the Advisers Act and the rules and regulations thereunder and each constitutes the valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms;

VEDDER PRICE
Page 5


              (12) The Fund is registered under the 1940 Act as a closed-end non-diversified management investment company; the provisions of the Declaration, Statement and By-Laws of the Fund and the investment policies and restrictions described in the Prospectus under the caption "Prospectus Summary--Investment Objective and Policies", "The Fund", "Principal Investment Risks", captions entitled "The Fund's Investments", "Investment Objectives and Policies" and "Investment Policies and Techniques," comply with the requirements of the 1940 Act, in all material respects;

              (13) To the best of our knowledge, no person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations and the Investment Advisers Act of 1940 ("Advisers Act") and the Advisers Act Rules and Regulations;

              (14) Neither the issuance and sale of the Shares by the Fund pursuant to the Underwriting Agreement, the execution and delivery of the Underwriting Agreement or any of the Fund Agreements by the Fund, nor the performance by the Fund of the transactions contemplated in the Underwriting Agreement or any of the Fund Agreements (A) requires any consent, approval, authorization, or other order of or registration or filing with, the Commission, the National Association of Securities Dealers, national securities exchange, regulatory body, administrative agency or governmental body, agency or official, or any arbitrator, any court (except (1) the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Fund; (2) such as may have been obtained prior to the date hereof; (3) such as may be required for compliance with the New York Stock Exchange or state securities or blue sky laws of various jurisdictions in accordance with the Underwriting Agreement and (4) the filing of the Statement with the Secretary of State of the Commonwealth of Massachusetts) or violates or will violate or constitutes or will constitute a breach of, or a default under, the Organizational Documents of the Fund or (B) violates or constitutes or a breach of, or a default under, any agreement, indenture, lease or other instrument known to us to which the Fund is party or by which it or any of its properties may be bound, or violates any statute, law, regulation or judgment, injunction, order or decree applicable to the Fund or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument known to us to which it is a party or by which any of its property or assets is bound. To the best of our knowledge, the Fund is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency of the United States of America, the State of Illinois or the Commonwealth of Massachusetts; and


              (15) No holder of any security of the Fund has any right pursuant to any agreement known to us to which the Fund is a party to require registration of common shares, shares of TAPS or any other security of the Fund because of the filing of the Registration Statement or consummation of the transactions contemplated by the Underwriting Agreement.

VEDDER PRICE
Page 6


              (16) To the best of our knowledge, the Fund is not overtly in breach of, or in default under, any material written agreement or instrument to which it is a party or by which it is or its property is bound or affected.

              (17) To the best of our knowledge, the common shares of the Fund are listed on the New York Stock Exchange.

              (18) The Fund does not require any tax or other rulings from governmental authorities to enable it to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

     We have participated in conferences with officers and employees of the Fund and the Adviser, representatives of the independent accountants for the Fund, Massachusetts counsel to the Fund, the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the limited extent otherwise covered by paragraphs 5, 7, 8, 9, and 12, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that would have led us to believe that (a) the Registration Statement or any amendment or supplement thereto, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading,
(b) the Prospectus or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) the 1940 Act Notification as of _________, 1999 contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that in each case we express no opinion with respect to the financial statements, schedules and other financial information and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

     The foregoing opinions are subject to the following qualifications:

              a. The enforceability of any obligation of the Fund may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshaling or other laws affecting the enforcement generally of creditors' rights and remedies.

              b. The enforceability of any obligation of the Fund is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public

VEDDER PRICE
Page 7


policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing.

              c. No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

              d. The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Transaction Documents.

              e. We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (A) are against public policy or (B) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not otherwise be waived or given; (ii) provisions indemnifying any person against, or relieving any person of liability for, that person's own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law; (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts; (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default; (v) any forum selection provision; (vi) any powers of attorney to the extent that they purport to grant rights and powers that may not be granted under applicable law; (vii) any provisions that purport to permit the exercise of "self-help" remedies, including, without limitation, the exercise of rights of setoff or purported rights to enter onto the property of any person or take physical possession of any property; (viii) any right or obligation to the extent that the same may be varied by course of dealing or performance; (ix) any provision which may provide for the compounding of interest or the payment or accrual of interest on interest; or (x) any provision that is subject to any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

              f. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

         This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                    Very truly yours,

                                                                        ANNEX B


                      FORM OF OPINION OF ALAN G. BERKSHIRE
                  REGARDING NUVEEN SENIOR LOAN ASSET MANAGEMENT


         1. The Investment Adviser has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Investment Adviser is duly licensed and qualified as a foreign corporation or otherwise and in good standing in each other jurisdic tion in which it is required to be so qualified and the Investment Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary for the Investment Adviser to carry on its business as contemplated in the Registration Statement and the Prospectus.

         2. The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act, the Advisers Act Rules or the Investment Company Act Rules from acting as investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement and the Prospectus.

         3. The Investment Adviser has full power and authority to enter into each of the Underwriting Agreement, the Investment Management Agreement, the Expense Reimbursement Agreement, the Subscription Agreement and the Pricing Agreement (together, such agreements being referred to as the "Investment Adviser Agreements") and to carry out all the terms and provisions thereof to be carried out by it, and each such agreement has been duly and validly authorized, executed and delivered by he Investment Adviser; each Investment Adviser Agreement complies in all material respects with all provisions of the Investment Company Act, the Advisers Act, the Investment Company Act Rules and the Advisers Act Rules; and assuming due authorization, execution and delivery by the other parties thereto, each Investment Adviser Agreement constitutes a legal, valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) as rights to indemnity thereunder may be limited by federal or state securities laws.

         4. Neither (A) the execution and delivery by the Investment Adviser of any Investment Adviser Agreement nor (B) the consummation by the Investment Adviser of the transactions contemplated by, or the performance of its obligations under any Investment Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, the Certificate of Incorporation or By-Laws of the Investment Adviser or any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser.

         5. No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Adviser of its obligations under, any Investment Adviser Agreement, except such as have been obtained under the Investment Company Act, the Advisers Act, the Securities Act, the Investment Company Act Rules, the Advisers Act Rules and the Securities Act Rules.

         6. The description of the Investment Adviser and its business, and the statements attributed to the Investment Adviser, in the Registration Statement and the Prospectus comply with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         7. Except as disclosed in the Registration Statement and Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to my knowledge, threatened against or affecting the Investment Adviser of a nature required to be disclosed in the Registration Statement or Prospectus or that could reasonably result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Adviser or the ability of the Investment Adviser to fulfill its respective obligations under any Investment Adviser Agreement.

         8. The Registration Statement (except the financial statements and schedules and other financial data included therein as to which I express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the require ments of the Securities Act, the Investment Company Act and the rules and regulations of the Commission thereunder.

         In rendering my opinion, I have relied, as to factual matters, upon the attached written certificates and statements of officers of the Investment Adviser.

         In connection with the registration of the Shares, I have advised the Investment Adviser as to the requirements of the Securities Act, the Investment Company Act and the applicable rules and regulations of the Commission thereunder and have rendered other legal advice and assistance to the Investment Adviser in the course of the preparation of the registration Statement and the Prospectus.
Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain corporate records, documents and proceedings. I also participated in conferences with representatives of the Fund and its accountants and the Investment Adviser at which the contents of the registration and Prospectus and related matters were discussed. With your permission, I have not undertaken, except as otherwise indicated herein, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus. On the basis of the information which was developed in the course of the performance of the services referred to above, no information has come to my attention that has lead me to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the date hereof, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not mis leading (except the financial statements, schedules and other financial data included therein, as to which I express no view).

                                                                        ANNEX C


                           FORM OF ACCOUNTANT'S LETTER


                                                                March    , 2000



Ladies and Gentlemen:

         We have audited the statement of assets and liabilities of Nuveen
Senior Income Fund (the "Fund") as of             , 2000 included in the
Registration Statement on Form N-2 filed by the Fund under the Securities Act of 1933 (the "Act") (File No.333- ) and under the Investment Company Act of 1940 (the "1940 Act") (File No.811-09571); such statement and our report with respect to such statement are included in the Registration Statement; we are independent public accountants with respect to the Fund within the meaning of the Act and the applicable rules and regulations thereunder.

         1. In our opinion, the statement of assets and liabilities included in the Registration Statement and audited by us complies as to form in all respects with the applicable accounting requirements of the Act, the 1940 Act and the respective rules and regulations thereunder.

         2. For purposes of this letter we have read the minutes of all meetings of the Shareholders, the Board of Trustees and all Committees of the Board of Trustees of the Fund as set forth in the minute books at the offices of the Fund, officials of the Fund having advised us that the minutes of all such
meetings through October       , 1999, were set forth therein.

         3. Fund officials have advised us that no financial statements as of
any date subsequent to       , 2000, are available. We have made inquiries of
certain officials of the Fund who have responsibility for financial and
accounting matters regarding whether there was any change at       , 2000, in
the capital shares or net assets of the Fund as compared with amounts shown in
the      , 2000 statement of assets and liabilities included in the Registration
Statement, except for changes that the Registration Statement discloses have occurred or may occur. On the basis of our inquiries and our reading of the minutes as described in Paragraph 2, nothing came to our attention that caused us to believe that there were any such changes.

         The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

         4. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Fund in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

                                                              Very truly yours,